UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2008, the Company publicly announced that J. Kevin Maxwell (“Maxwell”) has been appointed as the Company’s Chief Financial Officer and Treasurer. Since January, 2008 Mr. Maxwell has held the position of Interim Chief Financial Officer and Assistant Treasurer. He has served as the registrant’s Controller since 2003 and will continue to serve in that role as well.

Pursuant to Mr. Maxwell’s appointment as Chief Financial Officer, on April 21, 2008, the Company granted to him One Hundred Thousand (100,000) shares of common stock in the Company. The shares are subject to the normal restrictions applying to common stock granted and may be resold pursuant to Rule 144.

A copy of the press release announcing Mr. Maxwell’s appointment is attached hereto as Exhibit 1 and is incorporated herein by reference.

The Company entered into a Management Compensation Plan (“the Plan”) with its executive officers on April 21, 2008. The terms of the Plan provide that the Company will transfer a total of Four Hundred Thousand (400,000) shares of common stock in the Company to its executive officers, and also provides for cash incentives based upon the performance of the Company as compared to its 2008 and 2009 budget. The stock is considered vested subject to forfeiture if specific goals in the Company’s 2008 and 2009 budget are not met.

A copy of the Management Compensation Plan is attached hereto as Exhibit 2 and is incorporated herein by reference.

Item 8.01	Other Events

On April 21, 2008 the Company granted 10,000 shares of the Company’s common stock to each of its directors, except Jerald L. Fenstermaker. The stock was granted pursuant to a new compensation arrangement the Company entered into with its outside Board of Directors. The arrangement stipulates that the directors will be paid a $6,000 annual retainer, $1,000 per quarterly meeting, and each director will receive a one time grant of 10,000 shares of common stock in the Company, subject to various conditions and restrictions placed upon the shares. In addition, the arrangement stipulates additional compensation to be paid to directors for committee meetings, to the Chairman, and Chairs of committee meetings. The costs under the new director compensation plan are expected to be approximately the same as the prior plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1	Press Release
2	Management Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: April 25, 2008	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer